Exhibit 99.1
Joint Filer Information

Name:	Regency LP Acquirer, L.P.

Name:	EFS Regency GP Holdco II, LLC

Address:	800 Long Ridge Road Stamford, Connecticut 06927

Name:	General Electric Capital Corporation

Name:	General Electric Company

Address:	3135 Easton Turnpike, Fairfield, Connecticut 06431

Designated Filer:	Aircraft Services Corporation

Issuer & Ticker Symbol:	Regency Energy Partners LP (RGNC)

Date of Event Requiring Statement:	2/17/2009
[Signatures on Following Pages]
Form 4 — Joint Filer Information

Signatures of Reporting Persons

EFS Regency GP Holdco II, LLC By: Aircraft Services Corporation its Managing Member
By:	/s/ Tyson Yates
	Name:	Tyson Yates
	Title:	Vice President

Regency LP Acquirer, L.P. By: EFS Regency GP Holdco II, LLC Its: General Partner By: Aircraft Services Corporation its Managing Member

By:	/s/ Tyson Yates
	Name:	Tyson Yates
	Title:	Vice President

General Electric Capital Corporation
By:	/s/ Mark Mellana
	Name:	Mark Mellana
	Title:	Authorized Signatory

General Electric Company
By:	/s/ J. Alex Urquhart
	Name:	J. Alex Urquhart
	Title:	Vice President, General Electric Company

Form 4 — Joint Filer Signature Page